Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

PHILIP GELSTON ELECTED TO THE WHITE MOUNTAINS BOARD

HAMILTON, Bermuda, March 2, 2018 -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected Philip Gelston as a director of the Company.
Mr. Gelston was a Partner with Cravath, Swaine & Moore LLP until his retirement from Cravath’s Corporate Department in December 2017. He has extensive experience in mergers and acquisitions, joint ventures and general corporate counseling.
CEO Manning Rountree said, “We are pleased to welcome Phil to our Board of Directors. His distinguished legal career spans four decades; his expertise, judgment and extensive experience will benefit our owners.”

ADDITIONAL INFORMATION
White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.